UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016 (June 23, 2016)

C&J Energy Services Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-55404	98-1188116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House, 2nd floor

4 Par-la-Ville Rd

Hamilton HM08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 17, 2016, on June 15, 2016, C&J Energy Services Ltd. (the “Company” or “C&J”) announced that its Board of Directors (the “Board”) had appointed Mr. Donald J. Gawick, Mr. Mark Cashiola and Ms. Danielle Hunter to serve as C&J’s President and Chief Executive Officer, Chief Financial Officer and Executive Vice President, General Counsel and Chief Risk and Compliance Officer, respectively. Mr. Gawick will also continue to perform his existing duties as the Company’s Chief Operating Officer, a position he has held since 2012.

Amendment of Employment Agreement of Mr. Gawick

In connection with Mr. Gawick’s appointment as President and Chief Executive Officer on June 13, 2016, the Company and Mr. Gawick entered into an amendment to his existing employment agreement (the “First Amendment”), dated June 23, 2016, effective as of June 14, 2016. The First Amendment amends the existing employment agreement between the Company and Mr. Gawick (the “Gawick Employment Agreement”) dated September 26, 2014, effective as of March 24, 2015 and previously filed as exhibit 10.7 to our Registration Statement on Form S-4, dated September 29, 2014. Pursuant to the First Amendment, Mr. Gawick will serve as President and Chief Executive Officer and as Chief Operating Officer of the Company for a term commencing on June 13, 2016 and ending on the date that Mr. Gawick’s employment terminates in accordance with the terms of the Gawick Employment Agreement.

The First Amendment provides that Mr. Gawick will receive an increase in his annual base salary to $875,000. In addition, the First Amendment increases the target amount of Mr. Gawick’s annual cash bonus from 150 percent of his annual base salary to a range of 150 to 250 percent of his annual base salary for each full calendar year he is employed with the Company in which the Company achieves certain targets as set forth by the Compensation Committee of the Board.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the complete text of the First Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Employment Agreement of Mr. Cashiola and Ms. Hunter

In connection with Mr. Cashiola’s appointment as the Company’s Chief Financial Officer on June 15, 2016 and continued role as the Chief Accounting Officer, the Company and Mr. Cashiola entered into an employment agreement (the “Cashiola Employment Agreement”), dated June 23, 2016, effective as of June 15, 2016. Under the Cashiola Employment Agreement, Mr. Cashiola will serve as the Chief Financial Officer and Chief Accounting Officer for a term commencing on June 15, 2016 and ending on the date that Mr. Cashiola’s employment terminates in accordance with the terms of the Cashiola Employment Agreement.

The Cashiola Employment Agreement provides that Mr. Cashiola will receive an annual base salary of $425,000, which amount is subject to annual review and may be increased, but not decreased, without Mr. Cashiola’s written consent. Mr. Cashiola will be eligible to receive an annual bonus equal to 100 percent of his annual base salary for each full calendar year beginning on or after January 1, 2016 that he is employed by the Company in which the Company achieves certain targets as set forth by the Compensation Committee of the Board. In addition, Mr. Cashiola is eligible to receive discretionary bonuses as determined solely by the Board, employee benefits for him and his eligible family members that the Company ordinarily provides to similarly situated employees and long-term equity compensation awards, beginning in 2017, at a target award level of no less than Mr. Cashiola’s Total Compensation (as defined in the Cashiola Employment Agreement).

In connection with Ms. Hunter’s appointment as Vice President, General Counsel and Chief Risk and Compliance Officer of the Company on June 15, 2016, the Company and Ms. Hunter entered into an employment agreement (the “Hunter Employment Agreement”), dated June 23, 2016, effective as of June 15, 2016. Under the Hunter Employment Agreement, Ms. Hunter will serve as Vice President, General Counsel and Chief Risk and Compliance Officer of the Company for a term commencing on June 15, 2016 and ending on the date that Ms. Hunter’s employment terminates in accordance with the terms of the Hunter Employment Agreement.

The Hunter Employment Agreement provides that Ms. Hunter will receive an annual base salary of $400,000 during the term of her employment, which amount is subject to annual review and may be increased, but not decreased, without Ms. Hunter’s written consent. Ms. Hunter will be eligible to receive an annual bonus equal to 100 percent of her annual base salary for each full calendar year beginning on or after January 1, 2016 that she is employed with the Company in which the Company achieves certain targets as set forth by the Compensation Committee of the Board. In addition, Ms. Hunter is eligible to receive discretionary bonuses as determined solely by the Board, employee benefits for her and her eligible family members that the Company ordinarily provides to similarly situated employees and long-term equity compensation awards, beginning in 2017, at a target award level of no less than Ms. Hunter’s Total Compensation (as defined in the Hunter Employment Agreement).

The Cashiola Employment Agreement and the Hunter Employment Agreement each provide for the following severance payment and benefits:

•	If the executive is terminated other than for cause, death or permanent disability (each as defined in the applicable employment agreement), or if such executive resigns for good reason, in each case, outside of the period beginning 30 days prior to the effective date of a change of control or unapproved change of control (each as defined in the applicable employment agreement), as applicable, and ending on the two year anniversary of the effective date of such change of control or unapproved change of control (the “Protected Period”), then the executive will be eligible to receive: (i) to the extent unpaid, the sum of the executive’s base salary earned through the date of termination and any accrued, unused vacation pay earned by the executive and any unreimbursed business expenses, (ii) subject to satisfaction of any applicable performance targets, any of the executive’s unpaid bonuses with respect to a previous calendar year completed prior to the date of termination (without regard to any continued employment requirement) (each (i) and (ii), the “Accrued Obligations”), and (iii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the applicable employment agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs (based on actual results and payable at the time bonuses are paid to active executives), (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) shall be paid based on actual performance), with any unexercised stock options remaining exercisable for their full term, (c) lump sum payment of an amount equal to two times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (d) a lump sum payment of an amount equal to all Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), premiums that would be payable for the 18 month period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire 18 month period).

•	If the executive is terminated other than for cause, death or permanent disability, or if such executive resigns for good reason, in each case, during the Protected Period in connection with a change of control, then the executive will be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligations, and (ii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the applicable employment agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs at the target level, (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) shall be paid at the target level without regard to actual performance), with any unexercised stock options remaining exercisable for their full term, (c) lump sum payment of an amount equal to three times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs and (d) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the three year period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three year period).

•	If the executive is terminated other than for cause, death or permanent disability, or if such executive resigns for good reason, in each case, during the Protected Period in connection with an unapproved change of control, then the executive will be eligible to receive (in lieu of the ordinary severance payments and benefits described above): (i) the Accrued Obligations, and (ii) subject to the executive’s execution of a release and compliance with certain restrictive covenants specified in the applicable employment agreement, (a) payment of the annual bonus for the calendar year in which the termination occurs at the target level, (b) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) shall be paid at the target level without regard to actual performance), with any unexercised stock options remaining exercisable for their full term, (c) lump sum payment of an amount equal to four and one-half times the sum of (1) the executive’s annualized base salary in effect on the date of termination and (2) the executive’s target annual bonus for the calendar year in which the date of termination occurs, (d) a lump sum payment of an amount equal to three times the annual value of the executive’s perquisites and (e) a lump sum payment of an amount equal to all COBRA premiums that would be payable for the three year period beginning on the date of termination, assuming that the executive and the executive’s eligible dependents elected COBRA coverage (without regard to whether actual coverage was elected or would be applicable for the entire three year period).

•	If the executive is terminated by reason of death or permanent disability, then the executive will be eligible to receive: (i) the Accrued Obligations, (ii) payment of the annual bonus for the calendar year in which the termination occurs based on actual performance, (iii) full vesting of any and all long-term equity compensation awards held by the executive (provided that any awards intended to be performance-based compensation within the meaning of Section 162(m) shall be paid at the target level without regard to actual performance), with any unexercised stock options remaining exercisable for their full term, and (iii) timely payment or provision of any and all benefit obligations provided under Section 3.4 of the applicable employment agreement (which includes, but is not limited to, employee benefits, sick-leave benefits, disability insurance and paid vacation), which under their terms are payable in the event of the executive’s death or permanent disability.

The foregoing descriptions of the Cashiola Employment Agreement and the Hunter Employment Agreement are not complete and are qualified in their entirety by reference to the complete text of each such agreement, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

*10.1	First Amendment to Employment Agreement by and between C&J Energy Services Ltd. and Donald J. Gawick.

*10.2	Employment Agreement by and between C&J Energy Services Ltd. and Mark Cashiola.

*10.3	Employment Agreement by and between C&J Energy Services Ltd. and Danielle Hunter.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES LTD.
(Registrant)

By:	/s/ Brian Patterson
Name:	Brian Patterson
Title:	Secretary

Date: June 29, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*10.1	First Amendment to Employment Agreement by and between C&J Energy Services Ltd. and Donald J. Gawick.

*10.2	Employment Agreement by and between C&J Energy Services Ltd. and Mark Cashiola.

*10.3	Employment Agreement by and between C&J Energy Services Ltd. and Danielle Hunter.

*	Filed herewith.